Exhibit 99.2

Viper Energy, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Recently Completed Significant Acquisitions

Sitio Acquisition

On August 19, 2025 (the “Closing Date”), VNOM Sub, Inc. (f/k/a Viper Energy, Inc.), a Delaware corporation (“Viper”), Viper Energy Partners LLC, a Delaware limited liability company (“Viper OpCo”), Viper Energy, Inc. (f/k/a New Cobra Pubco, Inc.), a Delaware corporation and a wholly owned subsidiary of Viper (“New Viper”), Cobra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New Viper, Scorpion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Viper, Sitio Royalties Corp., a Delaware corporation (“Sitio”), and Sitio Royalties Operating Partnership, LP, a Delaware limited partnership and a subsidiary of Sitio (“Sitio OpCo”), completed a series of transactions pursuant to which New Viper acquired Sitio and Sitio OpCo (the “Sitio Acquisition”) in an all-equity transaction valued at approximately $4.0 billion, including customary transaction costs and post-closing adjustments and the partial retirement of Sitio’s net debt of approximately $1.2 billion. As a result of the Sitio Acquisition, Viper and Sitio became direct wholly owned subsidiaries of New Viper, which was renamed “Viper Energy, Inc.” upon completion of the Sitio Acquisition. Additionally, upon completion of the Sitio Acquisition, former Viper stockholders and former Sitio stockholders own equity interests in New Viper, whose Class A common stock, par value $0.000001 per share (“New Viper Class A Common Stock”), is listed for trading on the Nasdaq. For pro forma purposes, the term “Viper” may be used in reference to both historical Viper Energy, Inc. prior to the consummation of the Sitio Acquisition and New Viper following the consummation of the Sitio Acquisition as the context requires.

Equity consideration for the Sitio Acquisition consisted of the right for Sitio and Sitio OpCo’s former equity holders to receive (i) 0.4855 shares of New Viper Class A Common Stock, for each share of Sitio Class A common stock, par value $0.0001 per share (“Sitio Class A Common Stock”), and (ii) 0.4855 units representing limited liability company interests in Viper OpCo (“Viper OpCo Units”), along with a corresponding amount of Class B common stock, par value $0.000001 per share, of New Viper (“New Viper Class B Common Stock”), for each unit representing limited partnership interests of Sitio OpCo, subject to certain exclusions. Each share of Sitio Class C common stock was automatically canceled in the transaction for no consideration and ceased to exist upon closing of the Sitio Acquisition. As a result, New Viper issued 38,536,236 shares of New Viper Class A Common Stock, 35,619,951 shares of New Viper Class B Common Stock and 35,619,951 Viper OpCo Units as consideration for the Sitio Acquisition.

The mineral and royalty interests owned by Sitio and acquired in the Sitio Acquisition represent approximately 25,300 net royalty acres in the Permian Basin and approximately 9,000 net royalty acres in other major basins (Denver-Julesburg, Eagle Ford, Williston) for total acreage of approximately 34,300 net royalty acres. On a pro forma basis on the Closing Date, New Viper owned approximately 85,700 net royalty acres in the Permian Basin, approximately 43% of which were operated by Diamondback Energy, Inc. (“Diamondback”), and an average 1.8% net royalty interest in approximately 33,300 gross producing horizontal wells (~608 net wells) with estimated Q4 2025 average production of 64 – 68 MBO/d (122 – 130 MBOE/d).

The repayment of Sitio’s outstanding debt on the Closing Date was funded through a combination of cash on hand, the proceeds of Viper OpCo’s July 2025 underwritten public offering of $1.6 billion in aggregate principal amount of senior notes consisting of (i) $500 million aggregate principal amount of 4.900% Senior Notes due August 1, 2030 (the “2030 Notes”) and (ii) $1.1 billion aggregate principal amount of 5.700% Senior Notes due August 1, 2035 (the “2035 Notes” and together with the 2030 Notes, the “New Notes”), as well as proceeds from a $500 million, two-year senior unsecured delayed draw term loan facility between Viper OpCo as borrower, Viper as guarantor, and Goldman Sachs Bank USA as administrative agent, (the “2025 Term Loan Credit Agreement”).

In addition to funding the repayment of Sitio’s outstanding debt, proceeds from the New Notes were also used to (i) redeem all of Viper’s 7.375% Senior Notes due 2031 (the “2031 Notes”) at a redemption price of 106.872% of the principal amount of the 2031 Notes, including any accrued and unpaid interest up to, but not including the redemption date, and (ii) satisfy and discharge Viper’s $380 million 5.375% Senior Notes due 2027 (the “2027 Notes”), at a redemption price of 100% of the principal amount of the 2027 Notes, including any accrued and unpaid interest through the redemption date, which was November 1, 2025.

The Sitio Acquisition was accounted for as an asset acquisition in accordance with ASC 805, with Viper as the accounting acquirer.

2025 Drop Down

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on May 5, 2025, Viper and Viper OpCo, as buyer parties, on May 1, 2025 (the “2025 Drop Down Closing Date”) acquired all of the issued and outstanding equity interests in 1979 Royalties LP and 1979 Royalties GP, LLC (collectively, the “Endeavor Subsidiaries”) from Endeavor Energy Resources, LP (the “Endeavor Seller”), each of which is a subsidiary of Viper’s parent, Diamondback, pursuant to a definitive equity purchase agreement for consideration consisting of (i) $1.0 billion in cash and (ii) the issuance of 69,626,640 Viper OpCo Units and an equivalent number of shares of Viper’s Class B common stock, par value $0.000001 per share (“Viper Class B Common Stock”) (collectively, the “Endeavor Equity Issuance”), in each case subject to customary post-closing adjustments, including, among other things, for net title benefits (such transaction, the “2025 Drop Down”).

The Viper OpCo Units and Viper Class B Common Stock included in the Endeavor Equity Issuance, as well as the Viper OpCo Units and Viper Class B Common Stock otherwise beneficially owned by Diamondback, were exchangeable from time to time for shares of Viper’s Class A common stock, par value $0.000001 per share (“Viper Class A Common Stock”) (that is, one Viper OpCo Unit and one share of Viper Class B Common Stock, together, were exchangeable for one share of Viper Class A Common Stock). As a result of the Sitio Acquisition, the Viper Class B Common Stock was converted into New Viper Class B Common Stock and, together with an equal number of Viper OpCo Units, is now exchangeable for shares of New Viper Class A Common Stock.

On the 2025 Drop Down Closing Date, the mineral and royalty interests owned by the Endeavor Subsidiaries and acquired in the 2025 Drop Down represented approximately 24,446 net royalty acres in the Permian Basin, approximately 69% of which were operated by Diamondback, and had an average net royalty interest of approximately 2.2% and oil production of approximately 17,097 BO/d (the “Endeavor Mineral and Royalty Interests”).

Viper funded the $1.0 billion cash portion of the consideration for the 2025 Drop Down with a portion of the proceeds from its public equity offering completed on February 3, 2025 (the “2025 Equity Offering”) of 28,336,000 shares of Viper Class A Common Stock and borrowings on Viper OpCo’s revolving credit facility.

The 2025 Drop Down is accounted for as a transaction between entities under common control and as such, transaction costs directly related to the 2025 Drop Down were expensed as incurred.

Pro Forma Financial Statement Presentation

The following unaudited pro forma condensed combined statement of operations (the “pro forma financial statement”) is based on (i) Viper’s historical consolidated statement of operations, (ii) the historical unaudited consolidated financial statements of revenues and direct operating expenses and related notes for the Endeavor Mineral and Royalty Interests for the period from January 1, 2025 through the 2025 Drop Down Closing Date, and (iii) the historical unaudited consolidated statement of operations for Sitio for the period from January 1, 2025 through June 30, 2025 and the stub period from July 1, 2025 through the Closing Date. The pro forma financial statement is adjusted to give pro forma effect to (i) the Sitio Acquisition, (ii) the issuance of the New Notes, (iii) borrowings under the 2025 Term Loan Credit Agreement, and (iv) the 2025 Drop Down and related 2025 Equity Offering, as if all such transactions had occurred on January 1, 2025, the beginning of the earliest period presented. All balances and activity related to the 2025 Drop Down subsequent to the 2025 Drop Down Closing Date and the Sitio Acquisition subsequent to the Closing Date are reflected in the historical consolidated financial statements of New Viper and as such, are not included in this pro forma financial statement presentation.

The pro forma adjustments related to the Sitio Acquisition, the New Notes, the 2025 Term Loan Credit Agreement, the 2025 Drop Down and the 2025 Equity Offering are based on available information and certain assumptions that management believes are factually supportable, as further described below in Note 2—Pro Forma Adjustments and Assumptions. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statement have been made.

This pro forma financial statement is for informational purposes only and does not purport to represent what Viper’s results of operations would have been had the Sitio Acquisition, the New Notes, the 2025 Term Loan Credit Agreement, the 2025 Drop Down and the 2025 Equity Offering occurred on the date indicated. The pro forma financial statement does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, and, accordingly, does not attempt to predict or suggest future results. As such, this pro forma financial statement should not be used to project New Viper’s financial performance for any future period. A number of factors may affect the results.

The pro forma financial statement has been developed from and should be read in conjunction with:

a.	the separate historical consolidated financial statements and related notes thereto in New Viper’s filings with the SEC;

b.	the separate historical consolidated financial statements and related notes thereto in Sitio’s filings with the SEC; and

c.	the unaudited consolidated financial statements of revenues and direct operating expenses and related notes for the Endeavor Mineral and Royalty Interests for the three months ended March 31, 2025, which unaudited financial statements are included in Exhibit 99.4 to Viper’s Current Report on Form 8-K filed with the SEC on June 30, 2025.

Viper Energy, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Year Ended December 31, 2025
	Historical					Historical
	Viper	2025 Drop Down	Acquisition Transaction Adjustments (Note 2)		Viper Pro Forma Combined	Sitio Six Months Ended June 30, 2025	Sitio July 1 , 2025 through the Closing Date	Reclass Adjustments		Acquisition Transaction Adjustments (Note 2)		Viper Pro Forma Combined
	(In millions, except per share amounts, shares in thousands)
Operating income:
Royalty income	$1,346	$151	$—		$1,497	$299	$68	$—		$—		$1,864
Lease bonus income	24	—	—		24	—	—	9	(a)	—		33
Lease bonus income—related party	24	—	—		24	—	—					24
Lease bonus and other income	—	—	—		—	10	3	(13	)(a)	—		—
Other operating income	1	—	—		1	—	—	4	(a)	—		5
Total operating income	1,395	151	—		1,546	309	71	—		—		1,926
Costs and expenses:
Production and ad valorem taxes	94	10	—		104	26	6	—		—		136
Depletion	607	—	71	(b)	678	—		193	(a)	(27	)(g)	844
Depletion, depreciation and amortization	—	—	—		—	153	40	(193	)(a)	—		—
Impairment	768	—	—		768	—	—					768
General and administrative expenses	18	—	—		18	36	39	—		—		93
General and administrative expense—related party	17	—	—		17	—	—	—		—		17
Other operating expenses	31	—	—		31	—	—	—		—		31
Total costs and expenses	1,535	10	71		1,616	215	85	—		(27)		1,889
Income (loss) from operations	(140)	141	(71)		(70)	94	(14)	—		27		37
Other income (expense):
Interest expense, net	(96)	—	(5	)(c)	(101)	(46)	(12)	—		(1	)(h)	(160)
Gain (loss) on derivative instruments, net	44	—	—		44	—	—	—		—		44
Gain (loss) on early extinguishment of debt	(32)	—	—		(32)	—	—	—		—		(32)
Other income (expense), net	(1)	—	—		(1)	—	—	—		—		(1)
Total other income (expense), net	(85)	—	(5)		(90)	(46)	(12)	—		(1)		(149)
Income (loss) before income taxes	(225)	141	(76)		(160)	48	(26)	—		26		(112)
Provision for (benefit from) income taxes	(19)	—	1	(d)	(18)	7	1	—		(2	)(i)	(12)
Net income (loss)	(206)	141	(77)		(142)	41	(27)	—		28		(100)
Net income (loss) attributable to non-controlling interest	(138)	—	60	(e)	(78)	23	(12)	—		9	(j)	(58)
Net income (loss) attributable to Viper Energy, Inc.	$(68)	$141	$(137)		$(64)	$18	$(15)	$—		$19		$(42)

Net income (loss) attributable to common shares:
Basic	$(0.48)				$(0.45)							$(0.25)
Diluted	$(0.48)				$(0.45)							$(0.25)
Weighted average number of common shares outstanding:
Basic	142,530		2,562	(f)	145,092					24,283	(k)	169,375
Diluted	142,530		2,562	(f)	145,092					24,283	(k)	169,375

See accompanying notes to unaudited pro forma condensed combined statement of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - CONTINUED

1.            ORGANIZATION AND BASIS OF PRESENTATION

The accompanying pro forma financial statement was prepared based on the historical consolidated financial statements of Viper, Sitio, and the historical statements of revenues and direct operating expenses of the Endeavor Mineral and Royalty Interests. Pro forma adjustments have been made to reflect certain reclassification adjustments and transaction accounting adjustments, as discussed further in Note 2—Pro Forma Adjustments and Assumptions.

The pro forma financial statement for the year ended December 31, 2025 gives pro forma effect to (i) the 2025 Drop Down through the 2025 Drop Down Closing Date, (ii) the 2025 Equity Offering, (iii) the Sitio Acquisition for the six months ended June 30, 2025 and the stub period from July 1, 2025 through the Closing Date, and (iv) the issuance of the New Notes and 2025 Term Loan Credit Agreement as if each such transaction had occurred on January 1, 2025, the beginning of the earliest period presented.

The Sitio Acquisition was accounted for as an acquisition of assets under ASC 805-50 with the assets acquired in the Sitio Acquisition recognized based on their cost to Viper, which includes the total consideration paid as well as capitalization of all transaction costs incurred.

The 2025 Drop Down was accounted for as a transaction between entities under common control with the acquired properties recorded at the Endeavor Seller’s historical carrying value. All transaction costs related to the 2025 Drop Down were expensed as incurred.

In the opinion of management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X, the pro forma financial statement. The pro forma financial statement is provided for illustrative purposes only and does not purport to be indicative of what Viper’s actual results of operations and financial position would have been on a consolidated basis if the 2025 Drop Down, the 2025 Equity Offering, the Sitio Acquisition, the issuance of the New Notes and the 2025 Term Loan Credit Agreement had occurred on the dates indicated, nor is it indicative of the future results of operations or financial position.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma financial statement are based on the weighted average number of Viper’s common shares outstanding, assuming the 2025 Equity Offering and the Sitio Acquisition occurred on January 1, 2025.

2.            PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma financial statement has been prepared to illustrate the effect of the 2025 Drop Down, the 2025 Equity Offering, the Sitio Acquisition, the issuance of the New Notes and the 2025 Term Loan Credit Agreement and has been prepared for informational purposes only. The adjustments included in the pro forma financial statement for the year ended December 31, 2025 are as follows:

(a)	The following reclassifications were made to conform the historical consolidated statement of operations for the Sitio Acquisition to Viper’s presentation:

•	Reclassification of $9 million to Lease bonus income and $4 million to Other operating income from Lease bonus and other income; and

•	Reclassification of $193 million from Depletion, depreciation and amortization to Depletion.

(b)	Reflects the change in depletion expense computed on a unit of production basis under the full cost method of accounting following the preliminary purchase price allocation to oil and natural gas properties, as if the 2025 Drop Down was consummated on January 1, 2025.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - CONTINUED

(c)	Reflects the estimated interest expense that would have been recorded in the period presented with respect to the incremental borrowings of $255 million used to fund a portion of the cash consideration for the 2025 Drop Down. The effective interest rate as of the 2025 Drop Down Closing Date of approximately 6.4%, was applied to the pro forma incremental outstanding borrowings on Viper’s revolving credit facility to calculate pro forma interest expense.

(d)	Reflects the estimated impact to Provision for (benefit from) income taxes associated with the incremental pro forma income before taxes from the 2025 Drop Down attributable to Viper, using a blended federal plus state statutory tax rate, net of federal benefit, of 21.3%.

(d)	Reflects the non-controlling interest portion of incremental pro forma earnings as well as the estimated incremental impact on Viper’s historical net income attributable to the non-controlling interests as a result of the Endeavor Equity Issuance to the Endeavor Sellers as partial consideration for the 2025 Drop Down and the issuance of 28,336,000 shares of Viper Class A Common Stock in the 2025 Equity Offering.

(f)	The following table reconciles Viper’s historical and pro forma basic and diluted earnings per share including the impacts of the 2025 Drop Down utilizing the two-class method for the period indicated:

	Year Ended December 31, 2025
	Historical	Pro Forma
	(in thousands, except per share amounts)
Net income (loss) attributable to the period	$(68)	$(64)
Less: net income (loss) allocated to participating securities	(1)	(1)
Net income (loss) attributable to common stockholders	$(69)	$(65)
Weighted average common shares outstanding:
Basic weighted average common shares outstanding	142,530	145,092
Effect of dilutive securities:
Potential common shares issuable	—	—
Diluted weighted average common shares outstanding	142,530	145,092
Net income (loss) per common share, basic	$(0.48)	$(0.45)
Net income (loss) per common share, diluted	$(0.48)	$(0.45)

(g)	Reflects the change in depletion expense computed on a unit of production basis under the full cost method of accounting following the preliminary purchase price allocation to oil and natural gas properties, as if the Sitio Acquisition was consummated on January 1, 2025.

(h)	Reflects the increase in Interest expense, net for the year ended December 31, 2025, that would have been recorded with respect to the (i) $1.2 billion repayment of the Sitio revolving credit facility and Sitio’s existing senior notes due 2028, (ii) the repayment of Viper’s 2031 Notes, (iii) the issuance of the New Notes, and (iv) the full borrowing of the 2025 Term Loan Credit Agreement. The effective interest rate on the 2025 Term Loan Credit Agreement as of August 20, 2025 of approximately 6.0%, was applied to the pro forma incremental borrowings on Viper’s revolving credit facility to calculate pro forma interest expense.

(i)	Reflects the estimated impact to Provision for (benefit from) income taxes associated with the incremental pro forma income before taxes associated with the Sitio Acquisition and attributable to Viper for the year ended December 31, 2025, using a blended federal plus state statutory tax rate, net of federal benefit, of 21.3%.

(j)	Reflects the non-controlling interest portion of incremental pro forma earnings associated with the Sitio Acquisition as well as the estimated incremental impact on Viper’s historical net income attributable to the non-controlling interests as a result of issuing an estimated 35,619,951 Viper OpCo Units and 38,536,236 shares of Viper Class A Common Stock in the Sitio Acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - CONTINUED

(k)	The following table reconciles Viper’s historical and pro forma basic and diluted earnings per share including the impact of the Sitio Acquisition utilizing the two-class method for the period indicated:

	Year Ended December 31, 2025
	Historical(1)	Pro Forma
	(in thousands, except per share amounts)
Net income (loss) attributable to the period	$(64)	$(42)
Less: net income (loss) allocated to participating securities	(1)	(1)
Net income (loss) attributable to common stockholders	$(65)	$(43)
Weighted average common shares outstanding:
Basic weighted average common shares outstanding	145,092	169,375
Effect of dilutive securities:
Potential common shares issuable	—	—
Diluted weighted average common shares outstanding	145,092	169,375
Net income (loss) per common share, basic	$(0.45)	$(0.25)
Net income (loss) per common share, diluted	$(0.45)	$(0.25)

(1)	Viper’s historical income statement and earnings per share amounts for the year ended December 31, 2025 include the effects of the pro forma adjustments for the 2025 Drop Down in the pro forma condensed combined statement of operations.